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                                                        Adopted January 12, 1995


              R E S T A T E D  A N D  A M E N D E D  B Y - L A W S

                                       OF

                          BRANDON SYSTEMS CORPORATION

                                   ARTICLE I

                                    OFFICES

                 Section 1.01 Registered Office. The registered office of the Corporation shall be located in the City of Dover, County of Kent, State of Delaware.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                 Section 2.01 Annual Meetings. Annual meetings of Stockholders for the election of Directors and for the transaction of any other proper business shall be held on the second Tuesday in January of each year beginning with the year 1987, at such time and place as may be designated from time to time by the Board of Directors, or at such other date and time or place either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or a duly executed waiver thereof. If such second Tuesday shall fall upon a legal holiday, the meeting may be held on the next succeeding business day. At each annual meeting the Stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as may properly be brought before the meeting.

                 Section 2.02 Voting. Except as otherwise provided in the By-Laws, the Certificate of Incorporation, or the laws of the State of Delaware, at every meeting of the Stockholders of the Corporation entitled to vote at such meeting, each stockholder shall be entitled to one vote in person or by proxy for each share of stock entitled to vote held by such Stockholder but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Except as otherwise required by statute, by the Certificate of Incorporation or these By-Laws, or in electing Directors, all matters coming before any meeting of the Stockholders shall be decided by the affirmative vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter, a quorum being present. Directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the meeting





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and entitled to vote on the election of Directors.

                 A complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the election is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

                 Section 2.03 Quorum. Except as otherwise provided by law or the Certificate of Incorporation, the presence, in person or by proxy, of holders of record of shares of the capital stock of the Corporation possessing a majority of the aggregate number of votes to which all outstanding shares of the capital stock of the Corporation are entitled, shall constitute a quorum at all meetings of Stockholders. In the absence of a quorum at any meeting or any adjournment thereof, the holders of shares possessing a majority of the aggregate number of votes present and entitled to vote at such meeting or adjournment shall have power to adjourn the meeting from time to time until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed, but only those Stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed.

                 Section 2.04 Special Meetings. Special meetings of the Stockholders shall be held at the principal office of the Corporation in the State of Delaware, or at such other place within or without the State of Delaware as may be designated in the notice of said meeting, upon call of the Board of Directors, or the Chairman of the Board or the President.

                 Section 2.05 Notice and Purpose of Meetings. Notice of the purpose or purposes of the time and place within or without the State of Delaware of every meeting of Stockholders shall be given by the Chairman of the Board or by the President or Vice President or the Secretary or an Assistant Secretary either personally or by mail or by telegraph or by any other means of communication allowed by law not less than ten days nor more than sixty days before the meeting, to each Stockholder of record entitled to vote at such meeting. If mailed, such notice shall be directed to each Stockholder at his address as it appears on the records of the Corporation. Except as otherwise expressly provided by statute, no notice of a meeting of Stockholders shall be required to be given to any Stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive such notice in writing or by telegraph, cable, radio or wireless either before or after such meeting. Except where otherwise required by law, notice of any adjourned meeting of the Stockholders of the Corporation shall not be required to be given if the time and place thereof are announced at the meeting at which the





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adjournment is taken.




                 Section 2.06 Organization. Meetings of the Stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if they are not present, by a Vice President, or if neither the Chairman of the Board nor the President nor a Vice President is present, by a chairman to be chosen by a majority of the Directors present at the meeting. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, Stockholders entitled to cast a majority of the votes present and entitled to be cast at the meeting shall choose any person present to act as secretary of the meeting.

                 Section 2.07 Advance Notice of Stockholder Proposals. At any annual or special meeting of Stockholders, proposals by Stockholders and persons nominated for election as Directors by Stockholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the Certificate of Incorporation and By-Laws of the Corporation. Notice of any proposal to be presented by any Stockholder or of the name of any person to be nominated by any Stockholder for election as a Director of the Corporation at any meeting of Stockholders shall be delivered to the Secretary of the Corporation at its principal executive office not less than sixty nor more than ninety days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than seventy days prior to the date of the meeting, such advance notice shall be given not more than ten days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than seventy days in advance of the annual meeting if the Corporation shall have previously disclosed, in these By-Laws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board determines to hold the meeting on a different date. Any Stockholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such Stockholder favors the proposal and setting forth such Stockholder's name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such Stockholder and any material interest of such Stockholder in the proposal (other than as a Stockholder). Any Stockholder desiring to nominate any person for election as a Director of the Corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Corporation beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), such person's signed consent to serve as a Director of the Corporation if elected, such Stockholder's name and address and the number and class of all shares of each class of stock of the Corporation beneficially owned





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by such Stockholder.  As used herein, shares "beneficially owned" shall mean all shares as to which such person, together with such person's affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person's affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.


                                  ARTICLE III

                                   DIRECTORS


                 Section 3.01 Number and Powers. The property, affairs and business of the Corporation shall be managed by its Board of Directors, consisting of not less than three nor more than twelve persons, as determined by the Board of Directors. The Directors shall be elected at the annual meeting of the Stockholders and each Director shall be elected to serve until his successor shall be elected and shall qualify. Directors need not be Stockholders.

                 Section 3.02 Qualification, Term and Vacancies. The Directors shall have power from time to time, and at any time, to increase or decrease their own number to the extent provided in the Certificate of Incorporation and in these By-Laws. The Directors shall be divided into three classes, each class to be as nearly equal in number as possible, the number assigned to each class to be determined by the Directors prior to the election of a particular class. In the event that at any time or from time to time the number of Directors increases, the newly created directorships resulting therefrom shall be filled by a majority of the Directors in office immediately prior to such increase, and the Directors so elected shall serve until the term of the class to which they are assigned expires. Vacancies in any class of Directors shall be filled by the vote of the remaining Directors, and Directors so elected shall serve until the term of such class expires. At each annual meeting, the successors to Directors whose terms shall expire that year shall be elected to a term of three years. One class of Directors shall be elected to a term of three years, another class to a term of two years, and a third class to a term of one year; and at each subsequent annual meeting the successors to Directors whose terms shall expire that year shall be elected to a term of three years.

                 Section 3.03 Resignations. Any Director or member of a committee may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The





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acceptance of a resignation shall not be necessary to make it effective.

                 Section 3.04 Removal. Directors may be removed for cause at any time. Directors may be removed without cause at any time only upon the affirmative vote of two-thirds (66 2/3%) of all classes of stock of the Corporation entitled to vote in elections of Directors.


                 Section 3.05 Committees. The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the Stockholders a dissolution of the Corporation or revocation or a dissolution, or amend the By-Laws of the Corporation; and, unless a resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power of authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                 Section 3.06 Meetings. Meetings of the Board of Directors or committees shall be held at such places either within or without the State of Delaware as the Board of Directors or such committees shall from time to time designate or as may be specified in the notice of such meeting.

                 Regular Meetings of the Board of Directors may be held without notice at such time and at such place as from time to time shall be determined by the Board of Directors. The first meeting of a newly elected Board of Directors shall be held without notice as soon as practicable after each annual meeting of the Stockholders. If a quorum is not present, such first meeting may be held at such time and at such place as shall be specified in a notice given as herein provided for special meetings of the Board of Directors.

                 Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors or any committee designated by such Board may participate





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in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.





                 Special Meetings of the Board of Directors may be called by the Chairman of the Board, President, the Secretary or any Assistant Secretary on at least two days' notice to each Director. Special meetings shall be called by the Chairman of the Board, President, the Secretary or any Assistant Secretary in like manner and on like notice on the written request of two Directors.

                 Section 3.07 Quorum. A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be adjourned. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless any law or the Certificate of Incorporation shall require a vote of a greater number.

                 Section 3.08 Compensation. A fixed fee and expenses of attendance at each meeting, an annual retainer and such other forms of cash or non-cash compensation as the Board of Directors may authorize by resolution from time to time may be provided to Directors for their service as Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation or any subsidiary or affiliate thereof in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

                 Section 3.09 Action Without Meeting. Unless otherwise restricted in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committees.

                 Section 3.10 Presiding over Board Meeting. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board. If he is not present for a meeting, such meeting shall be presided over by the President (if he shall be a Director), otherwise, such meeting shall be presided over by a chairman to be chosen by a majority of the Directors present thereat.





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                                   ARTICLE IV

                                    OFFICERS


                 Section 4.01 Officers. The officers of the Corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Controller, one or more Vice Presidents, and such Assistant Secretaries, Assistant Treasurers and Assistant Controllers as they may deem proper. None of the officers, except the Chairman of the Board of the Corporation need be Directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting.Any number of offices may be held by the same person unless otherwise provided by the Certificate of Incorporation or these By-Laws. The Chairman of the Board shall be chosen from among the Directors. The terms "him", "her", "he", where used, are not meant to indicate gender preference, and shall be interpreted to mean persons of either gender.

                 Section 4.02 Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

                 Section 4.03 Term and Removal. The term of office of all officers shall be until their respective successors are elected and qualify, and any officer may be removed from office, either with or without cause, at any time by the affirmative vote of two-thirds (66 2/3%) of the members of the Board of Directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

                 Section 4.04 Chairman of the Board - Powers and Duties. The Chairman of the Board ("Chairman") shall preside over all meetings of the Stockholders and Directors of the Corporation, and as such shall have such powers, authority and duties as ordinarily pertain to such office. In the prolonged absence or disability of the President AND the Chief Executive Officer, or in the event of and during the period of a vacancy in such office, the Chairman shall exercise the powers and perform the duties of such office, except as otherwise specified by the Board of





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Directors.

                 Section 4.05 President - Powers and Duties. The President shall perform such duties and enjoy such powers as are delegated to him by the Chairman or by the Board of Directors upon recommendation of the Chairman. In the prolonged absence or disability of either the Chief Executive Officer, or the Chief Operating Officer, or in the event of and during the period of a vacancy in such office, the President shall exercise the powers and perform the duties of such office, except as otherwise specified by the Board of Directors.


                 Section 4.06 Chief Executive Officer - Powers and Duties. The Chief Executive Officer ("CEO") of the Corporation shall have such powers, authority and duties as ordinarily pertain to such office and shall be responsible for the general supervision and coordination of the affairs and operations of the Corporation. The primary responsibility of the CEO shall be to supervise the affairs and operations of the Corporation and to conduct the affairs of the Corporation to achieve such objectives as may be established from time to time by the Board of Directors and to assure that the activities of the various subsidiaries, divisions, and other operating units of the Corporation are properly coordinated. The CEO shall have final authority over the affairs, operations and budgets of such subsidiaries, divisions and other operating units, and shall keep the Board of Directors, the Chairman of the Board, and the President advised.

                 Section 4.07 Chief Operating Officer - Powers and Duties. The Chief Operating Officer of the Corporation shall have such powers, authority and duties as ordinarily pertain to such office and shall supervise the operating functions of the Corporation and its various subsidiaries, divisions and other operating units, subject to the authority of the CEO and of the Board of Directors.

                 Section 4.08 Vice Presidents - Powers and Duties. Each Vice President shall have such powers and discharge such duties as may be assigned to him from time to time by the CEO, Chief Operating Officer or by the Board of Directors upon recommendation of the Chairman of the Board. One or more Executive Vice Presidents and/or Senior Vice Presidents may be appointed.

                 Section 4.09 Secretary - Powers and Duties. The Secretary shall issue notices for all meetings requiring notice except notice for special meetings of Directors called at the request of two Directors, which notice may be issued by such Directors; shall keep minutes of all meetings; shall have charge of the seal and the corporate minute books; and shall make such reports and perform such other duties as are incident to his office, or are properly required by the Board of Directors.

                 Section 4.10 Assistant Secretaries - Powers and Duties. The Assistant Secretaries, in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the CEO shall





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prescribe.

                 Section 4.11 Chief Financial Officer - Powers and Duties. The Chief Financial Officer of the Corporation shall have such powers, authority and duties as ordinarily pertain to such office and shall supervise the books and accounts of the Corporation and its various subsidiaries, divisions and other operating units, subject to the authority of the CEO and of the Board of Directors.





                 Section 4.12 Treasurer - Powers and Duties. The Treasurer shall have the custody of all monies and securities of the Corporation and shall keep regular books of account; shall disburse the funds of the Corporation in payment of the just demands against the Corporation or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements; shall render to the Board of Directors from time to time as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the Corporation; and shall perform all duties incident to the office or that are properly required by the CEO.

                 Section 4.13 Assistant Treasurers - Powers and Duties. The Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the CEO shall prescribe.

                 Section 4.14 Controller - Powers and Duties. The Controller shall keep full and accurate accounting records for the Corporation, and shall render to the Board of Directors from time to time, as may be required, reports of operations and the financial condition of the Corporation. The Controller shall perform all duties incident to the office or that are required from time to time by the CEO or the Chief Financial Officer.

                 Section 4.15 Assistant Controllers - Powers and Duties. The Assistant Controllers in the order of their seniority shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller, and shall perform such other duties as the CEO shall prescribe.

                 Section 4.16 Power to Vote Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, or in the event of his inability of such officer to act (or in the event the Chairman of the Board so designates), the President or such Vice President as may be designated by the Board of Directors to act in the absence thereof (or as may be designated by the Chairman of the Board), shall have full power and authority on behalf of the Corporation to attend and to act and to vote (whether in person or by proxy) at any





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meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise (whether in person or by proxy) any and all rights and powers incident to the ownership of such securities, which as the owner thereof the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.





                 Section 4.17 Divisional Officers. The Board of Directors may from time to time establish and abolish one or more operating divisions of the Corporation. The Board of Directors may assign one of the Vice Presidents of the Corporation to any such division or appoint a Regional Director who shall, subject to the direction of the Board of Directors and the Chairman of the Board of the Corporation, supervise and control the business or a portion of the business of such division and such officers, agents, and employees of the Corporation whose principal duties are in connection with the business of such division and who have been designated by the Chairman of the Board, the President or the Board of Directors. The Vice President so assigned to any such division may be appointed as the President of such division in connection with the operation of its business. The Board of Directors may also appoint one or more Vice Presidents, a Secretary, a Treasurer, and one or more Assistant Secretaries or Assistant Treasurers of any such division, who shall hold their offices for such terms and exercise such powers and perform such duties as shall be determined by the Board of Directors as Vice President, Regional Director, Secretary, Treasurer, Assistant Secretary or Assistant Treasurer of a division shall not be officers of the Corporation unless so elected by the Board of Directors.

                                   ARTICLE V

                             CERTIFICATES OF STOCK


                 Section 5.01 Form and Transfers. The interest of each Stockholder of the Corporation shall be evidenced by certificates for shares of stock, certifying the number of shares, including fractional shares, represented thereby and in such form not inconsistent with the Certificate of Incorporation and as the Board of Directors may from time to time prescribe.

                 Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer clerk or a transfer agent appointed as in Section 5.04 of this Article on surrender





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of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Corporation.





  The certificates of stock shall be signed by the Chairman of the Board, or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. If such certificate is countersigned (1) by a transfer agent or transfer clerk other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, transfer clerk or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent, transfer clerk or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, transfer clerk or registrar at the date of its issue.

                 Section 5.02 Stockholders Record Date. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payments of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                 Section 5.03 Lost, Stolen, Destroyed, or Mutilated Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen, except on production of such evidence of such loss, destruction, or theft and on delivery to the Corporation, if the Board of Directors or Treasurer or Assistant Treasurer shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board





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of Directors or Treasurer or Assistant Treasurer may in its discretion require.

                 Section 5.04 Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.





                                   ARTICLE VI

                                INDEMNIFICATION


                 Section 6.01 Indemnification of Officers and Directors. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director or an officer of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware, and any other applicable law, as from time to time in effect. Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be deemed exclusive of any other rights to which such Director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this
Section 6.01 shall be deemed to be a contract between the Corporation and each Director and officer who serves in such capacity at any time while this Section
6.01 and the relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing, with respect to any state of facts then or theretofore existing, or any action, suit or proceeding theretofore, or thereafter brought or threatened based in whole or in part upon any such state of facts.

                 Section 6.02 Indemnification of Other Persons. The Corporation may indemnify





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any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.





                 For purposes of this By-Law, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a Director, officer or employee of the Corporation which imposes duties on, or involves service by, such Director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person reasonably believed to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.


                                  ARTICLE VII


                                  FISCAL YEAR


                 Section 7.01 Fiscal Year. The fiscal year of the Corporation shall end on the Sunday nearest to the end of the month of September, unless otherwise determined by resolution of the Board of Directors.


                                  ARTICLE VIII





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                                 CORPORATE SEAL


                 Section 8.01 Seal. The corporate seal of the Corporation shall consist of two concentric circles, between which shall be the name of the Corporation, and in the center shall be inscribed the year of its incorporation and the words, "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.





                                   ARTICLE IX

                                    NOTICES


                 Section 9.01 Notice and Waiver of Notice. Whenever any notice is required to be given under the provisions of any law, of the Certificate of Incorporation or of these By-Laws, personal notice is not meant unless expressly so stated and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. A courier service such as Federal Express or DHL may be substituted in lieu of mailing. Notice may also be given by telex, telegram or facsimile and shall be deemed to have been given on the day sent. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

                 Whenever any notice whatever is required to be given under the provisions of any law, or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or statute. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.





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                                   ARTICLE X

                                   AMENDMENTS


                 Section 10.01 From time to time any of the provisions of these By-Laws may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner and at the time prescribed by the Certificate of Incorporation and said laws, and all rights at any time conferred upon the Stockholders and Directors of the Corporation are granted subject to Article SEVENTH of the Certificate of Incorporation.





                 Section 10.02 Notwithstanding the foregoing and in addition to any other vote that may be required by applicable law, these By-Laws or any amendment thereof, or the Certificate of Incorporation, the vote of the holders of two-thirds (66 2/3%) of all classes of stock of the Corporation entitled to vote in elections of Directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal Section A of Article FIFTH, or Section B of Article SEVENTH, of the Certificate of Incorporation.





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